UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2018 (June 1, 2018)

FRED'S, INC.

 (Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118

 (Address of principal executive offices)

(901) 365-8880

 Registrant's telephone number, including area code

Not Applicable

 (Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

☐	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01.	COMPLETION OF ACQUISITON OR DISPOSITION OF ASSET.

On June 1, 2018, Fred’s, Inc. (the “Company”) and its wholly owned subsidiaries, Fred’s Stores of Tennessee, Inc., a Delaware corporation (“Equity Holder”), National Pharmaceutical Network, Inc., a Florida corporation (“NPN”), and Reeves-Sain Drug Store, Inc. d/b/a EntrustRx, a Tennessee corporation (“Entrust” and, together with NPN, the “Sellers”), completed the previously announced disposition of assets to Advanced Care Scripts, Inc., a Florida corporation (“Buyer”) and an affiliate of CVS Health Corporation, pursuant to the terms of an Asset Purchase Agreement, dated May 4, 2018 (the “Asset Purchase Agreement”) by and among Buyer, the Sellers, the Equity Holder and the Company, pursuant to which Buyer agreed to purchase from the Sellers prescription files and records, pharmaceutical inventory, and certain other assets used in the Company’s specialty pharmacy business (collectively, the “Assets”) for a cash purchase price of $40 million plus an amount equal to the value of inventory up to $5.5 million, subject to certain adjustments (the “Transaction”).

The Asset Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to Exhibit 2.1. The filed copy of the Asset Purchase Agreement is intended to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company or its subsidiaries or affiliates. The representations, warranties, and covenants contained in such agreement were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of such agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On June 4, 2018, the Company issued a press release announcing the closing of the Transaction. The full text of this press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the SEC, the information furnished pursuant to Item 7.01 of this report is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

2.1

Asset Purchase Agreement, dated May 4, 2018, by and among Advanced Care Scripts, Inc., Fred’s Stores of Tennessee, Inc., Fred’s, Inc., National Pharmaceutical Network, Inc., and Reeves-Sain Drug Store, Inc. d/b/a EntrustRX

	99.1	Press Release of Fred's, Inc. dated June 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED'S, INC.
(Registrant)

Date: June 4, 2018	By:	/s/ Joseph M. Anto
	Name:	Joseph M. Anto
	Title:	Interim Chief Executive Officer, Executive Vice President, Chief Financial Officer and Secretary